Exhibit 99.2

Merlin Gerin
Square D
Telemecanique

Schneider Electric

Building a New Electric World

BEI Technologies: Schneider Electric
enhances its position in Customized Sensors
Paris, July 22, 2005

Acquisition rationale

 Bring significant cross-fertilization potential with Crouzet and
Kavlico across technologies , geographies and markets

 Build up a sizeable and valuable leading customized
sensors platform in a fast growing market

 Offer a comprehensive range of products relying on
cutting-edge technologies

  Reinforce our market share in the US industry market

 Position for further opportunity for future market consolidation

BEI Technologies

Enhancing our position in
Customized Sensors

BEI Technologies: a leading specialist in
customized sensors

BEI Technologies provides customized sensors and encoders to the transportation, industry and aero-defense markets, with a strong emphasis on technology and innovation

         Sales

         Operating profit

         Employees

$ 326 million

1,700 employees

$   28 million

Customized

sensors (83%)

Automation & Control
sensors (14%)

Electrical
actuators (3%)

* Analysts’ Consensus from First Call (Mean Estimate)

2005 Estimate*

Customized sensors

Automation & Control sensors

Electrical actuators

BEI Acquisition - July 2005

Schneider Electric

A cutting-edge range of products

Inertial
Sensors

The Systron Donner GyroChip® sensor is a unique,
reliable and high quality technology used in transportation
(ESC* systems) and aerospace navigation systems

Rotary
Encoders

Ideacod and IED cutting-edge rotary optical encoders

Linear
Encoders

Newall technology for the machine shop and other dirty
environments

Position
Sensors

The Duncan portfolio offers a wide range of position
sensing technologies for industrial, aerospace and
transportation applications

Actuators
& Motors

Kimco voice coil actuators and electrical motors are
engineered to fit high performance motion control needs

* Electronic Stability Control

A diversified business exposure

Geography

End markets

Europe

40%

Asia

11%

North

America

49%

Balanced end markets with a strong exposure to automotive

Leadership position in the US and solid base in Europe

Headquarters in San Francisco  (California)

23%

Industry

58%

Transportation

19%

Aero-Defense

$300
$250
$200
$150
$100
$50
102
124
159
219
239
186
214
281
1997
1998
1999
2000
2001
2002
2003
2004

BEI Acquisition - July 2005

Sustained organic sales growth

A solid growth track record

Sales Organic CAGR : + 15%

Fiscal year ended September 30

Small bolt-on acquisitions to complete technology line-up

M$                        H1 2005

Sales                                165

Growth                   +16%

EBITDA                           19

EBITA                                 14

Margin                      8.4%

Net income                    8

R&D                              5.2%

Key strengths

 Wide range of innovative and reliable products

 Long term relationships with large and diverse customers

 Advanced expertise in emerging micro technologies thanks to outstanding R&D capacities

 Ability in adapting technologies to different end markets and applications

 Strong new products pipeline focusing on next sensing generation

Strong brand names recognized for quality and performance

AKEBONO
Continental TEVES
HYUNDAI
GM
DELPHI
Ford Motor Company
DAIMLERCHRYSLER
RENAULT
TOYOTA
BMW

BALDOR
Rockwell Collins
BOEING
Rockwell Automation
CATERPILLAR
Texas Instruments
John Deere
Schlumberger
Kulicke & Soffa Industries Inc
Schneider Electric
Hewlett Packard
Applied Materials
frontiers
Cincinnati Milacron

Bell Helicopter
Lockheed Martin
THALES
NASA
EADS
BOEING
Honeywell
NORTHROP GRUMMAN

BEI Acquisition - July 2005
Schneider Electric

A large and diverse customer base

Transportation

Industry

Aero-Defense

BEI Technologies

Enhancing our position in
Customized Sensors

Customized sensors: an attractive growth potential

Development of control and diagnostic by electronic
measurement (microprocessor)

A $10 bn targeted market

growing at 7% to 8% a year

Heightened focus on security , guidance and control
of applications in automotive, aerospace and industry

Growth drivers of the market

Increasing penetration of automation and embedded intelligence in applications with growing need for high precision sensors

What BEI Technologies brings us?

Create a leading customized sensors platform with critical size

Bring new products with additional technology capabilities

Increase exposure to the US industry market

Enlarge significantly products range , notably in inertial sensors

Benefit from a solid reputation for innovation and performance

Enhance positions with OEMs and their tier suppliers

★★★	☆☆☆
	☆☆	★	☆☆☆
	☆☆		☆☆

BEI Acquisition - July 2005

Schneider Electric

(Crouzet + Kavlico)

BEI Technologies

SE + BEI

Inertial

sensors

Position
sensors

Pressure

sensors

A comprehensive & complementary products range

BEI Technologies brings complementary products to
Schneider Electric (Crouzet & Kavlico) in position sensors

BEI Technologies is a leader in the fast growing inertial
sensors market with a 40% market share in ESC* systems

Schneider Electric has a good offering in pressure sensors

* Electronic Stability Control

End markets

A leading customized sensors platform with
doubled size and earnings growth prospects

Total customized sensors sales: ~$600 M

Expected earnings growth over 5 years

Geography

North

America

45%

Europe

48%

Asia

6%

Rest of the

world

1%

X 2

X 2

Industry

30%

Aero-defense

19%

Transportation

51%

A window of opportunity with a good timing

Synergies implementation is correlated to end-markets lead-time

BEI Technologies is currently investing in new product offering

  It takes 2 to 3 years for customized sensors to be adopted on a new program in automotive and aerospace markets

  Visibility is then high on the program’s lifetime (~7 years)

  Develop next generation of gyro sensors and new products for vehicles

  Focus on the core critical component of gyros in place of fully assembled gyros’ sensors resulting in lower invoicing in 2006 but same profit

High and predictable growth prospects for the medium term
given the current investment in new products
and the significant potential of synergies

Synergies

Impact on operating income:  $25 million in 2010

Sales synergies

Increase sales through cross-fertilization of customer base

Cost synergies

Purchasing

Back office

Research and Development

Lean manufacturing

Target

 Enlarge product offer through leverage of complementary
  technologies

Description of the transaction

 Tender offer on 100% of the shares at a price of $35 cash per share i.e. 15% premium over the July 20th share price of $30,38

Acquisition price of $562 million * (enterprise value)
Targeted value creation for Schneider Electric
shareholders: $141 million

 Transaction recommended by the board of directors of BEI

 Transaction subject to regulatory approvals and other customary conditions

 Agreement of the largest shareholder, the Chairman & CEO,
to tender its shares

 Closing expected by the 4 th quarter 2005

* With $29 million of net financial debt

Building
a New Electric World